Exhibit 10.10

AMENDMENT NO. 1 TO SEPARATION AGREEMENT AND GENERAL RELEASE

DATED:  JANUARY  27, 2009

WHEREAS, New York & Company, Inc. (f/k/a/ NY & Co. Group, Inc.), a Delaware corporation (“Holdings”), Lerner New York, Inc., a Delaware corporation (“Lerner,” and, together with Holdings, the “Companies”), and Ronald Ristau (“Executive” and together with the Companies, the “Parties”) previously entered into a Separation Agreement and General Release dated November 19, 2008 (the “Agreement”).

WHEREAS, the Parties now wish to amend the Agreement in accordance with the provisions of Section 17 of the Agreement.

NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Agreement as set forth herein.

FIRST:              Section 3(f) of the Agreement is hereby amended in its entirety to read in full as follows:

“(f)        During the Salary Continuation Period, Holdings shall, at its expense, provide to Executive and Executive’s covered dependents medical and dental benefits substantially similar in the aggregate to those provided to Executive and Executive’s covered dependents immediately prior to the Separation Date, including benefits provided under the New York & Company Executive Medical Plan (the “Executive Medical Plan”).  Holdings shall provide such coverage in kind (i.e., without charging Executive monthly premiums).  The amount of expenses eligible for reimbursement under the coverages provided under this Section 3(f) during one taxable year of the Executive shall not affect the expenses eligible for reimbursement in any other taxable year of the Executive.  The Executive’s right to reimbursement of expenses eligible for reimbursement under the coverages provided under this Section 3(f) shall not be subject to liquidation or exchange for another benefit.  Notwithstanding the foregoing provisions of this Section 3(f), Holdings’ obligation with respect to coverage under this Section 3(f) shall be eliminated to the extent that Executive or Executive’s covered dependents, as applicable, obtain, during the Salary Continuation Period, equivalent or substantially similar benefits pursuant to a subsequent employer’s benefit plans.  Holdings hereby acknowledges and agrees that Executive’s termination of employment with the Companies as of the Separation Date shall not be treated as a “qualifying event” within the meaning of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), and that, upon the cessation of coverage under this Section 3(f), Executive and Executive’s covered dependents shall have all rights to which they are entitled under COBRA.  Thereafter, Holdings’ obligation with respect to such coverage shall be eliminated to the extent that such coverage terminates in accordance with COBRA.”

SECOND:          Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given them in the Agreement.

THIRD:             Except as expressly set forth herein, this Amendment No. 1 shall not alter, modify, amend or in any way affect any of the terms, conditions, covenants, obligations or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect.

FOURTH:         This Amendment No. 1 may be executed in any number of counterparts, which taken together shall be deemed to constitute one and the same agreement and each of which individually shall be deemed to be an original, with the same effect as if the signature on each counterpart were on the same original.

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IN WITNESS WHEREOF, Executive and duly authorized representatives of Holdings and Lerner have executed this Amendment No. 1 to the Agreement as of the date first written above.

EMPLOYEE

/s/ Ronald W. Ristau
Ronald W. Ristau

IN WITNESS WHEREOF, Executive and duly authorized representatives of Holdings and Lerner have executed this Amendment No. 1 to the Agreement as of the date first written above.

NEW YORK & COMPANY, INC.

/s/ Sandra Brooslin Viviano
Sandra Brooslin Viviano
Executive Vice President, Human Resources

LERNER NEW YORK, INC.

/s/ Sandra Brooslin Viviano
Sandra Brooslin Viviano
Executive Vice President, Human Resources